Funko Reports Record Third Quarter 2022 Sales of $365.6 million, Up 36.6%

Sustained Growth Driven by Broad-Based Strength Across Reported Brand Categories, Channels, and Geographies

EVERETT, Wash. November 3, 2022-- Funko, Inc. ("Funko,” or the “Company”) (Nasdaq: FNKO), a leading pop culture lifestyle brand, today reported its consolidated financial results for the third quarter ended September 30, 2022.

"We delivered another quarter of record net sales growth, with robust demand across our brand portfolio. Our sustained success is a testament to our employees, our partners, and our loyal and highly engaged fan base," said Andrew Perlmutter, Chief Executive Officer. "As we continue to support our rapid growth, we are making needed short-term investments to upgrade our infrastructure to help provide the capability and capacity to support our future growth."

Third Quarter 2022 Financial Summary Versus Prior Year
•Net sales increased 36.6% to $365.6 million
•Gross profit increased 32.6% to $127.9 million
•Gross margin1 contracted 100 basis points to 35.0%
•Net income decreased 39.3% to $11.1 million
•Net income margin1 contracted 390 basis points to 3.0%
•Adjusted EBITDA2 decreased 11.2% to $35.7 million
•Adjusted EBITDA margin2 contracted 520 basis points to 9.8%
•Cash flow used in operations of $64.7 million for the nine months ended September 30, 2022
•Total liquidity3 of $150.1 million compared to $193.2 million

Third Quarter 2022 Operating Highlights
•Double-digit net sales growth across all brand categories
•Strong international growth as Europe net sales grew 32.9% y/y while Other International grew 42.6%
•Direct-to-consumer (DTC) net sales increased 36.5% y/y, driven by strong growth in average order value and e-commerce site traffic
•More than doubled Digital Pop! NFT net sales, with multiple top-tier drops, increasing drop frequency and average revenue per drop
•Began integration of high-end collectibles company Mondo under Core Collectible Brands
•Introduced "countdown to anything" with expanded countdown calendars to include multiple holidays, driving more than 8x net sales growth in only 4 years

Third Quarter 2022 Financial Results

The tables below show the breakdown of net sales on a brand category and geographical basis (in thousands):

	Three Months Ended September 30,		Period Over Period Change
Net sales by brand category:	2022	2021	Dollar	Percentage
Core Collectible Brands	$281,536	$210,645	$70,891	33.7%
Loungefly Brand	62,246	39,575	22,671	57.3%
Other Brands	21,825	17,513	4,312	24.6%
Total net sales	$365,607	$267,733	$97,874	36.6%

	Three Months Ended September 30,		Period Over Period Change
	2022	2021	Dollar	Percentage
Net sales by geography:
United States	$262,316	$191,289	$71,027	37.1%
Europe	78,239	58,873	19,366	32.9%
Other International	25,052	17,571	7,481	42.6%
Total net sales	$365,607	$267,733	$97,874	36.6%

Gross margin1 in the third quarter of 2022 decreased 100 basis points to 35.0% compared to 36.0% in the third quarter of 2021, reflecting a change in product costs outpacing previous price increases on certain products.

SG&A expenses increased 63.5% to $97.9 million or 26.8% of net sales in the third quarter of 2022 compared to $59.9 million or 22.4% of net sales in the third quarter of 2021. SG&A expenses for the third quarter of 2022 were higher than expected due to increased infrastructure investment to accommodate recent rapid growth and provide capacity for sustained future growth.

Net income in the third quarter of 2022 was $11.1 million and net income margin1 was 3.0%, compared to net income of $18.4 million and net income margin1 of 6.9% in the third quarter of 2021. Adjusted Net Income2 (non-GAAP) was $15.1 million in the third quarter of 2022 versus Adjusted Net Income2 of $21.1 million in the third quarter of 2021. Adjusted EBITDA2 in the third quarter of 2022 was $35.7 million and Adjusted EBITDA margin2 was 9.8%, compared to $40.2 million and 15.0%, respectively, in the third quarter of 2021. A reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measures is provided below.

Balance Sheet Highlights
Total liquidity3 as of September 30, 2022 totaled $150.1 million, a decrease of 22.4% compared to September 30, 2021. Total liquidity was comprised of cash and cash equivalents of $25.1 million and total revolver availability of $125.0 million.

As of September 30, 2022, total debt was $250.2 million, an increase of 40.9% compared to a year ago, as we accessed our revolver to maintain appropriate liquidity as working capital needs have increased in recent quarters. Total debt includes the amount outstanding under the Company's term loan facility, net of unamortized discounts.

Inventories at the end of the third quarter of 2022 totaled $265.8 million, up 88.7% compared to a year ago. We expect to make sequential progress in inventory levels in the fourth quarter of 2022.

Outlook
In 2022, the Company expects the following full-year results:
•Net sales of $1.29 billion to $1.33 billion;
•Sequential decline in gross margin due to margin seasonality and ongoing inventory management;
•Adjusted EBITDA margin2 of high single digits;
•Adjusted Net Income2 of $47 million to $49 million, based on a blended tax rate of 25%; and
•Adjusted Earnings per Diluted Share2 of $0.85 to $0.95, based on estimated adjusted average diluted shares outstanding of 55.2 million for the full year.

1Gross margin is calculated as net sales less cost of sales (exclusive of depreciation and amortization) as a percentage of net sales. Net Income margin is calculated as net income as a percentage of net sales.
2Adjusted Net Income, Adjusted Earnings per Diluted Share, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. For a reconciliation of historical Adjusted Net Income, Adjusted Earnings per Diluted Share and Adjusted EBITDA to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press release. A reconciliation of Adjusted Net Income, Adjusted Earnings per Diluted Share and Adjusted EBITDA margin outlook to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to certain items. However, in 2022 the Company expects equity-based compensation of approximately $15.7 million, depreciation and amortization of approximately $46.5 million, interest expense of approximately $8.9 million, severance and restructuring expenses of approximately $10.1 million and foreign currency transaction loss of $1.8 million, each of which is a reconciling item to Net Income. See "Non-GAAP Financial Measures" for more information.
3Total liquidity is calculated as cash and cash equivalents plus availability under the Company's $215 million revolving credit facility as of September 30, 2022.

Conference Call and Webcast
The Company will host a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, November 3, 2022, to further discuss its third quarter results and business outlook. A live webcast and replay of the event will be available on the Investor Relations section on the Company’s website at investor.funko.com. The replay of the webcast will be available for one year.

About Funko
Headquartered in Everett, Washington, Funko is a leading pop culture consumer products company. Funko designs, sources and distributes licensed pop culture products across multiple categories, including vinyl figures, action toys, plush, apparel, housewares and accessories for consumers who seek tangible ways to connect with their favorite pop culture brands and characters. Learn more at www.funko.com, and follow us on Twitter (@OriginalFunko) and Instagram (@OriginalFunko).

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated financial results and financial position, the underlying trends in our business, including supply chain constraints, inflation, and other macroeconomic trends, our potential for growth, expectations regarding infrastructure investments, expectations regarding inventory levels and our strategic growth priorities. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: risks related to the impact of COVID-19 on our business, financial results and financial condition; our ability to execute our business strategy; our ability to maintain and realize the full value of our license agreements; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; the ongoing level of popularity of our products with consumers; our ability to manage our inventories; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; our use of third-party manufacturing; risks associated with our international operations, including the impact of freight rates; changes in effective tax rates or tax law; foreign currency exchange rate exposure; the possibility or existence of global and regional economic downturns; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; reputational risk resulting from our e-commerce business and social media presence; risks relating to our indebtedness and our ability to secure additional financing; the potential for our electronic data or the electronic data of our customers to be compromised; the influence of our significant stockholder, TCG, and the possibility that TCG’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; volatility in the price of our Class A common stock; and risks associated with our internal control over financial reporting. These and other important factors discussed under the caption “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended September 30, 2022 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations:
investorrelations@funko.com

Media:
pr@funko.com

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In thousands, except per share data)
Net sales	$365,607	$267,733	$989,666	$693,020
Cost of sales (exclusive of depreciation and amortization shown separately below)	237,728	171,320	649,974	425,929
Selling, general, and administrative expenses	97,930	59,890	259,043	166,032
Depreciation and amortization	12,555	10,328	34,509	30,778
Total operating expenses	348,213	241,538	943,526	622,739
Income from operations	17,394	26,195	46,140	70,281
Interest expense, net	2,977	1,711	5,854	5,921
Loss on debt extinguishment	—	675	—	675
Other expense (income), net	926	(505)	1,758	466
Income before income taxes	13,491	24,314	38,528	63,219
Income tax expense (benefit)	2,342	5,939	(2,932)	12,814
Net income	11,149	18,375	41,460	50,405
Less: net income attributable to non-controlling interests	1,519	6,474	7,276	18,177
Net income attributable to Funko, Inc.	$9,630	$11,901	$34,184	$32,228
Earnings per share of Class A common stock:
Basic	$0.21	$0.30	$0.78	$0.85
Diluted	$0.19	$0.28	$0.73	$0.80
Weighted average shares of Class A common stock outstanding:
Basic	46,874	39,448	43,670	37,856
Diluted	49,686	41,796	53,991	40,079

Funko, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2022	December 31, 2021
	(In thousands, except per share amounts)
Assets
Current assets:
Cash and cash equivalents	$25,050	$83,557
Accounts receivable, net	189,917	187,688
Inventory	265,799	166,428
Prepaid expenses and other current assets	38,480	14,925
Total current assets	519,246	452,598
Property and equipment, net	98,574	58,828
Operating lease right-of-use assets	68,236	53,466
Goodwill	131,297	126,651
Intangible assets, net	180,186	189,619
Deferred tax asset	117,602	74,412
Other assets	21,743	11,929
Total assets	$1,136,884	$967,503
Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$90,000	$—
Current portion of long-term debt, net of unamortized discount	$17,443	$17,395
Current portion of operating lease liabilities	17,807	14,959
Accounts payable	88,101	57,238
Income taxes payable	2,537	15,994
Accrued royalties	70,715	58,158
Accrued expenses and other current liabilities	90,875	121,267
Total current liabilities	377,478	285,011
Long-term debt, net of unamortized discount	142,729	155,818
Operating lease liabilities, net of current portion	79,871	50,459
Deferred tax liability	533	648
Liabilities under tax receivable agreement, net of current portion	100,886	75,523
Other long-term liabilities	2,902	3,486
Commitments and Contingencies
Stockholders’ equity:
Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 47,095 and 40,088 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	5	4
Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 3,293 and 10,691 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	—	1
Additional paid-in-capital	309,609	252,505
Accumulated other comprehensive (loss) income	(5,851)	1,078
Retained earnings	102,234	68,050
Total stockholders’ equity attributable to Funko, Inc.	405,997	321,638
Non-controlling interests	26,488	74,920
Total stockholders’ equity	432,485	396,558
Total liabilities and stockholders’ equity	$1,136,884	$967,503

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
	(In thousands)
Operating Activities
Net income	$41,460	$50,405
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation, amortization and other	34,390	30,356
Equity-based compensation	11,999	9,869
Amortization of debt issuance costs and debt discounts	670	893
Loss on debt extinguishment	—	675
Deferred tax expense	—	994
Other	7,539	(93)
Changes in operating assets and liabilities:
Accounts receivable, net	(10,198)	(22,223)
Inventory	(106,061)	(81,770)
Prepaid expenses and other assets	(32,310)	(1,582)
Accounts payable	32,349	33,933
Income taxes payable	(13,303)	10,135
Accrued royalties	10,942	7,086
Accrued expenses and other liabilities	(42,159)	40,114
Net cash (used in) provided by operating activities	(64,682)	78,792

Investing Activities
Purchases of property and equipment	(46,908)	(17,434)
Acquisitions of businesses and related intangible assets, net of cash	(13,967)	199
Other	778	84
Net cash used in investing activities	(60,097)	(17,151)

Financing Activities
Borrowings on line of credit	90,000	—
Debt issuance costs	(405)	(1,055)
Issuance of long-term debt	—	180,000
Payments of long-term debt	(13,500)	(193,875)
Distributions to continuing equity owners	(10,507)	(9,284)
Payments under tax receivable agreement	—	(6)
Proceeds from exercise of equity-based options	1,209	3,726
Net cash provided by (used in) financing activities	66,797	(20,494)

Effect of exchange rates on cash and cash equivalents	(525)	(157)

Net change in cash and cash equivalents	(58,507)	40,990
Cash and cash equivalents at beginning of period	83,557	52,255
Cash and cash equivalents at end of period	$25,050	$93,245

Funko, Inc. and Subsidiaries
Non-GAAP Financial Measures
(Unaudited)

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings per Diluted Share (collectively the “Non-GAAP Financial Measures”) are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. The Non-GAAP Financial Measures are not measurements of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, earnings per share or any other performance measure derived in accordance with U.S. GAAP. We define EBITDA as net income before interest expense, net, income tax expense (benefit), depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted for non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, certain severance, relocation and related costs, loss on debt extinguishment, foreign currency transaction gains and losses and other unusual or one-time items. Adjusted EBITDA Margin is calculated as Adjusted EBITDA as a percentage of net sales. We define Adjusted Net Income as net income attributable to Funko, Inc. adjusted for the reallocation of income attributable to non-controlling interests from the assumed exchange of all outstanding common units and options in FAH, LLC for newly issued-shares of Class A common stock of Funko, Inc. and further adjusted for the impact of certain non-cash charges and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, certain severance, relocation and related costs, loss on debt extinguishment, foreign currency transaction gains and losses and other unusual or one-time items, and the income tax (expense) benefit effect of these adjustments. We define Adjusted Earnings per Diluted Share as Adjusted Net Income divided by the weighted-average shares of Class A common stock outstanding, assuming (1) the full exchange of all outstanding common units and options in FAH, LLC for newly issued-shares of Class A common stock of Funko, Inc. and (2) the dilutive effect of stock options and unvested common units, if any. We caution investors that amounts presented in accordance with our definitions of the Non-GAAP Financial Measures may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate the Non-GAAP Financial Measures in the same manner. We present the Non-GAAP Financial Measures because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non-GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.
Management uses the Non-GAAP Financial Measures:
•as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations;
•for planning purposes, including the preparation of our internal annual operating budget and financial projections;
•as a consideration to assess incentive compensation for our employees;
•to evaluate the performance and effectiveness of our operational strategies; and
•to evaluate our capacity to expand our business.

By providing these Non-GAAP Financial Measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. The Non-GAAP Financial Measures have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in this press release as indicators of financial performance. Some of the limitations are:
•such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measures do not reflect changes in, or cash requirements for, our working capital needs;
•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.
Due to these limitations, Non-GAAP Financial Measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our U.S. GAAP results and using these non-GAAP measures only supplementally. As noted in the table below, the Non-GAAP Financial Measures include adjustments for non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, certain severance, relocation and related costs, loss on debt extinguishment, foreign currency transaction losses (gains) and other unusual or one-time items. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described herein and in the reconciliation table below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

The following tables reconcile the Non-GAAP Financial Measures to the most directly comparable U.S. GAAP financial performance measure, which is net income, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In thousands, except per share data)
Net income attributable to Funko, Inc.	$9,630	$11,901	$34,184	$32,228
Reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1)	1,519	6,474	7,276	18,177
Equity-based compensation (2)	4,677	3,658	11,999	9,869
Acquisition transaction costs and other expenses (3)	—	—	2,850	—
Certain severance, relocation and related costs (4)	1,070	—	8,203	81
Loss on debt extinguishment (5)	—	675	—	675
Foreign currency transaction (gain) loss (6)	927	(505)	1,758	466
Income tax expense (7)	(2,699)	(1,097)	(18,767)	(5,764)
Adjusted net income	$15,124	$21,106	$47,503	$55,732
Adjusted net income margin (8)	4.1%	7.9%	4.8%	8.0%
Weighted-average shares of Class A common stock outstanding-basic	46,874	39,448	43,670	37,856
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	7,150	14,634	10,321	15,882
Adjusted weighted-average shares of Class A stock outstanding - diluted	54,024	54,082	53,991	53,738
Adjusted earnings per diluted share	$0.28	$0.39	$0.88	$1.04

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(amounts in thousands)
Net income	$11,149	$18,375	$41,460	$50,405
Interest expense, net	2,977	1,711	5,854	5,921
Income tax expense (benefit)	2,342	5,939	(2,932)	12,814
Depreciation and amortization	12,555	10,328	34,509	30,778
EBITDA	$29,023	$36,353	$78,891	$99,918
Adjustments:
Equity-based compensation (2)	4,677	3,658	11,999	9,869
Acquisition transaction costs and other expenses (3)	—	—	2,850	—
Certain severance, relocation and related costs (4)	1,070	—	8,203	81
Loss on debt extinguishment (5)	—	675	—	675
Foreign currency transaction (gain) loss (6)	927	(505)	1,758	466
Adjusted EBITDA	$35,697	$40,181	$103,701	$111,009
Adjusted EBITDA margin (9)	9.8%	15.0%	10.5%	16.0%

(1)Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income was attributable to non-controlling interests.
(2)Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on the timing of awards.
(3) For the nine months ended September 30, 2022 includes acquisition-related costs related to investment banking and due diligence fees.
(4) For the three and nine months ended September 30, 2022, includes charges related to one-time relocation costs for U.S. warehouse personnel and inventory in connection with the new opening of a warehouse and distribution facility in Buckeye, Arizona. For the nine months ended September 30, 2021, represents severance, relocation and related costs associated with residual payment of global workforce reduction implemented in response to the COVID-19 pandemic.
(5) Represents write-off of unamortized debt financing fees for the three and nine months ended September 30, 2021.
(6) Represents both unrealized and realized foreign currency gains and losses on transactions denominated other than in U.S. dollars, including derivative gains and losses on foreign currency forward exchange contracts.
(7) Represents the income tax expense effect of the above adjustments. This adjustment uses an effective tax rate of 25% for all periods presented.
(8) Adjusted net income margin is calculated as Adjusted net income as a percentage of net sales.
(9) Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.